EXHIBIT 24

OWENS‑ILLINOIS, INC.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That each individual whose signature appears below hereby consents to and appoints James W. Baehren as his true and lawful attorney‑in‑fact and agent with all power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Amendment No. 1 to the Annual Report on Form 10‑K of Owens‑Illinois, Inc., a corporation organized and existing under the laws of the State of Delaware, and any and all amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission pursuant to the requirements of the Securities Exchange Act of 1934, granting unto said attorney‑in‑fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the same as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney‑in‑fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand on the date set opposite his name.

HIDDEN_ROW
Signature	Title	Date

/s/ Andres A. Lopez Andres A. Lopez	President and Chief Executive Officer (Principal Executive Officer)	May 13, 2016

/s/ Jan A. Bertsch. Jan A Bertsch	Senior Vice President and Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	May 13, 2016

/s/ Albrert P. L. Stroucken	Executive Chairman of the Board	May 13, 2016
Albert P.L. Stroucken

/s/ Gary F. Colter Gary F. Colter	Director	May 13, 2016

/s/ Peter S. Hellman Peter S. Hellman	Director	May 13, 2016

/s/ Anastasia D. Kelly Anastasia D. Kelly	Director	May 13, 2016

/s/ John J. McMackin, Jr. John J. McMackin, Jr.	Director	May 13, 2016

/s/ Gordon J. Hardie Gordon J. Hardie	Director	May 13, 2016

/s/ Alan j. murray Alan J. Murray	Director	May 13, 2016

/s/ Hari N. Nair Hari N. Nair	Director	May 13, 2016

/s/ Hugh H. Roberts Hugh H. Roberts	Director	May 13, 2016

/s/ Carol A. Williams Carol A. Williams	Director	May 13, 2016

/s/ Dennis K. Williams Dennis K. Williams	Director	May 13, 2016

/s/ Thomas L. Young Thomas L. Young	Director	May 13, 2016